Exhibit 10. (iii)(34)














                 SEARS EXECUTIVE RETIREMENT PLAN ARRANGEMENTS

































February 6, 1996

                               TABLE OF CONTENTS




                 SEARS EXECUTIVE RETIREMENT PLAN ARRANGEMENTS

                                   SECTION 1
                                    General

      1.1 Purpose and Effective Date. Sears, Roebuck and Co. (the "Company") has established these Sears Executive Retirement Plan Arrangements (the "Plan") for certain key Sears employees effective as of February 6, 1996 for the purpose of providing certain supplemental pension benefits to employees as described in individual written agreements. The Plan hereby incorporates by reference the relevant portions of each individual agreement with regard to supplemental pension benefits, including any appropriate reference to the Supplemental Retirement Income Plan ("SRIP"). The Secretary of the Company shall certify that the relevant portions of each individual agreement are part of this Plan.

      1.2 Definitions. Unless the context clearly requires otherwise, any word, term or phrase used in the Plan shall have the same meaning as is assigned to it under the terms of the Pension
Plan, or, if appropriate, SRIP.

      1.3 Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the "Pension Plan Administrator" under the Pension Plan. In exercising such authority, the Pension Plan Administrator, to the extent necessary and appropriate, shall have the same rights, powers and duties as those delegated to the Pension Plan Administrator under the Pension Plan. The Pension Plan Administrator shall have the power and authority to interpret and construe the provisions of the Plan, to determine the amount of benefits payable to any person under the Plan, and to remedy any ambiguities, inconsistencies or omissions of whatever kind. Any determination made by the Pension Plan Administrator under the Plan shall be conclusive on all persons.

      1.4 ERISA Status. The plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (within the meaning of sections 201(a) (2), 301(a) (3) and 401(a) (1) of the Employee Retirement Income Security Act of 1974, as amended).

      1.5 Source of Benefits. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Company. No person who is entitled to any benefits under the Plan shall have any preferred claim on or any interest in any assets of the Company and any rights of such person under the Plan shall constitute unsecured contractual rights of a general creditor.

      1.6 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois.

                                   SECTION 2
                                 Participation

      Each individual who is a key executive and who has a written individual agreement for supplemental pension benefits is a participant in this Plan.

                                   SECTION 3
                         Amount and Payment of Benefit

      3.1 Amount of Benefit. The benefit payable under the Plan shall be as described in each individual arrangement, and shall be computed using the rules of SRIP, and, as necessary, the rules of the Sears Pension Plan then in effect.

      3.2 Payment of Benefits. The benefit payable to or on account of a participant under the Plan shall be payable at the time and under the same terms and conditions as described from time to time in SRIP.

      3.3 Distributions to Persons Under Disability. In the event that any individual is declared incompetent and a conservator or other person legally charged with the care of the individual's person or estate is appointed, any retirement income to which such individual is entitled under this Plan shall be paid to such conservator or other person.

      3.4 No Assignment or Alienation. The benefit payable to, or on account of, any individual under this Plan may not be voluntarily or involuntarily assigned, alienated or encumbered.

                                   SECTION 4
                           Amendment and Termination

      The Company reserves the right to amend or terminate this Plan at any time.